EXHIBIT 99.1

PRESS RELEASE

MAA Announces Taxable Composition of Post Properties 2016 Distributions

Memphis, TN, January 23, 2017. Mid-America Apartment Communities, Inc. or MAA (NYSE: MAA) today announces the taxable composition of Post Properties, Inc. 2016 distributions paid to shareholders. The company does not expect any portion of the 2016 distributions paid to shareholders to represent a return of capital. The company did not incur any foreign taxes. The composition presented is applicable to all dividend distributions during 2016. The classifications for 2016 are as follows:

Common Stock (PPS) (CUSIP 737464107)

Record Date	Payable Date	Cash Distribution Per Share	Ordinary Taxable Distribution	Long Term Capital Gain	Unrecaptured Sec. 1250 Gain	AMT Adjustment
1/04/2016	1/15/2016	$0.4400	59.94554%	29.97520%	10.07926%	4.39553%
3/31/2016	4/15/2016	$0.4700	59.94554%	29.97520%	10.07926%	4.39553%
6/30/2016	7/15/2016	$0.4700	59.94554%	29.97520%	10.07926%	4.39553%
9/30/2016	10/14/2016	$0.4700	59.94554%	29.97520%	10.07926%	4.39553%

8.5% Series A Cumulative Redeemable Preferred (PPS-PA) (CUSIP 737464206)

Record Date	Payable Date	Cash Distribution Per Share	Ordinary Taxable Distribution	Long Term Capital Gain	Unrecaptured Sec. 1250 Gain	AMT Adjustment
3/15/2016	3/31/2016	$1.0625	59.94554%	29.97520%	10.07926%	4.39553%
6/15/2016	6/30/2016	$1.0625	59.94554%	29.97520%	10.07926%	4.39553%
9/20/2016	9/30/2016	$1.0625	59.94554%	29.97520%	10.07926%	4.39553%

Alternative Minimum Tax Adjustment – the company has apportioned certain 2016 alternative minimum tax adjustments to its shareholders.  Each shareholder’s portion of these positive alternative minimum tax adjustments can be determined by multiplying the shareholder’s distributions by the respective AMT Adjustment percentages listed above.  Individual taxpayers should refer to Internal Revenue Service Form 6251, Alternative Minimum Tax – Individuals.  Corporate taxpayers should refer to Internal Revenue Service Form 4626, Alternative Minimum Tax – Corporations.

This release is based on the preliminary work the company has performed on its filings and is subject to correction or adjustment based on the completion of those filings. Shareholders are encouraged to consult with their personal tax advisors as to their specific tax treatment of these Post Properties, Inc. distributions. The company is releasing information at this time to aid those required to distribute 1099s on the company’s dividends. No material change in the taxable composition is expected.

On December 1, 2016 MAA and Post Properties completed the merger of the two companies, forming a combined company. The transaction was previously approved by both companies' shareholders at their respective meetings held on November 10, 2016. The combined company, headquartered in Memphis, TN, retains the MAA name and trades under the existing ticker symbol MAA on the New York Stock Exchange.

About MAA

MAA, an S&P 500 company, is a real estate investment trust focused on delivering full-cycle and superior investment performance for shareholders through the ownership, management, acquisition, development and redevelopment of quality apartment communities throughout the United States. As of December 1, 2016, MAA had ownership interest in 101,207 apartment units, including communities currently in development, across 17 states and the District of Columbia. For further details, please visit the MAA website at www.maac.com or contact Investor Relations at investor.relations@maac.com.

Certain matters in this press release may constitute forward-looking statements within the meaning of Section 27-A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934. Such statements include those made about the expectation that the company will have no material change in taxable composition of its 2016 distributions. The expectation is based on preliminary work the company has performed on its year end filings and on information currently available. Unknown risks, uncertainties and other factors may cause actual results, performance or achievements of the company to differ materially from those on which these calculations were based. Reference is hereby made to the filings of Mid-America Apartment Communities, Inc. with the Securities and Exchange Commission, including quarterly reports on Form 10-Q, reports on Form 8-K, and its annual report on Form 10-K, particularly including the risk factors contained in the latter filing.